SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                FORM 8-K/A



                     AMENDMENT NO. 1 TO CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):
                                                  August 17, 1995
                                                  _______________




                               AMETECH, INC.
    ________________________________________________________________
            (Exact name of registrant as specified in Charter)


                                 Oklahoma
    ________________________________________________________________
              (State or other jurisdiction of incorporation)


  0-19009                                            73-0766924
____________                                   _________________
(Commission                                    (I.R.S. Employer
 File No.)                                     Identification
                                               No.)




   1813 Southeast 25th Street, Oklahoma City, Oklahoma 73129
  ________________________________________________________________
  (Address of principal executive offices)       (Zip Code)


                              (405) 677-8781
  _______________________________________________________________
            Registrant's telephone number, including area code

                              Not applicable
  ________________________________________________________________
       (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired

               Dwight Trucking, Inc.


                                                        Page

Independent Auditors' Report                            F-1

Balance Sheet, June 30, 1995                            F-2

Statements of Operations, Year ended June 30, 1995      F-3

Statements of Stockholders' (Deficit) Equity            F-4

Statements of Cash Flows, Year ended June 30, 1995      F-5

Notes to Financial Statements                           F-6 - F-9

     (b) Pro Forma Financial Information. The following unaudited pro forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based upon and should be read in conjunction with the respective historical financial statements and related notes thereto of each of the Registrant and Dwight Trucking. The pro forma information presented does not purport to represent the actual results which would have occurred if the acquisition of Dwight Trucking, Inc. had been consummated on the dates before the periods indicated, nor is it indicative of the operating results in any future period.

Introduction                                          P-1

Pro-Forma Condensed Consolidated Balance Sheet -
   Unaudited, June 30, 1995                           P-2

Pro-Forma Condensed Consolidated Statements of
   Operations - Unaudited, Year Ended December 31,
   1994                                               P-3

Pro-Forma Condensed Consolidated Statements of
   Operations - Unaudited, Six Months Ended
   June 30, 1995                                      P-4

Notes to Pro Forma Condensed Consolidated Financial
     Statements - Unaudited                           P-5

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMETECH, INC.
                                  ________________________
                                      (Registrant)



October 31, 1995.                  By /s/ Carl B. Anderson, Jr.
                                     ________________________
                                      Carl B. Anderson, Jr.
                                      Chairman of the Board

            Report of Independent Certified Public Accountants


Board of Directors
Dwight Trucking, Inc.

We have audited the accompanying balance sheet of Dwight
Trucking, Inc. (a California corporation), as of June 30, 1995, and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dwight Trucking, Inc., as of June 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/ Grant Thornton LLP
Oklahoma City, Oklahoma
September 28, 1995

                               BALANCE SHEET

                               June 30, 1995

           ASSETS
CURRENT ASSETS
   Cash and cash equivalents (note A1)                          $   51,413
   Accounts receivable                                             336,102
   Prepaid expenses                                                 35,261
                                                                 _________

           Total current assets                                    422,776

PROPERTY AND EQUIPMENT - AT COST (notes A2 and B)
   Leasehold improvements                                           32,663
   Tractors and trucks                                             613,278
   Trailers                                                        322,519
   Shop equipment                                                   22,533
   Office equipment                                                 54,416
   Vehicles                                                         28,061
                                                                 _________
                                                                 1,073,470
     Less accumulated depreciation                                 688,834
                                                                __________
                                                                   384,636
                                                                __________
                                                                $  807,412
                                                                ==========
           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                     $   18,145
   Income taxes payable                                                516
   Current maturities of long-term obligations (note B)             23,000
   Deferred income taxes (note C)                                   84,935
                                                                __________
           Total current liabilities                               126,596

DEFERRED INCOME TAXES (note C)                                       8,402

LONG-TERM OBLIGATIONS, net of current maturities (note B)           28,000

STOCKHOLDERS' EQUITY (note E)
   Common stock - $1 par value; authorized, 10,000 shares;
     issued and outstanding, 2,000 shares                           2,000
   Additional paid-in capital                                       2,000
   Retained earnings                                              640,414
                                                                 _________
                                                                  644,414
                                                                __________
                                                               $  807,412
                                                                ==========

   The accompanying notes are an integral part of this statement

                           STATEMENT OF EARNINGS

                         Year ended June 30, 1995

REVENUES
   Transportation services                                      $2,038,597
   Other                                                            68,738
                                                                __________
                                                                 2,107,335

COSTS AND EXPENSES
   Operating                                                     1,327,953
   Cost of transportation services                                 501,346
   Depreciation                                                    111,939
   Interest                                                         13,910
                                                                 _________
                                                                 1,955,148
                                                                 _________

           Earnings before income taxes                            152,187

INCOME TAX EXPENSE (note C)
   Current                                                           5,462
   Deferred                                                         34,672
                                                                 _________
                                                                    40,134
                                                                 _________

           NET EARNINGS                                         $  112,053
                                                                ==========






















   The accompanying notes are an integral part of this statement

                     STATEMENT OF STOCKHOLDERS' EQUITY

                         Year ended June 30, 1995


                                     Additional
                            Common    paid-in   Retained
                            stock     capital   earnings   Total
                           ________   ________  ________  _______
Balance at July 1, 1994    $  2,000   $  2,000   $528,361  $532,361

Net earnings                     -          -     112,053   112,361
                            _______  _________   ________  ________

Balance at June 30, 1995   $  2,000  $   2,000   $640,414  $644,414
                           ========  =========   ========  ========



































  The accompanying notes are an integral part of this statement

                          STATEMENT OF CASH FLOWS

                         Year ended June 30, 1995

Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
   Net earnings                                                  $112,053
   Adjustments to reconcile net earnings to net cash
     provided by operating activities
       Depreciation                                               111,939
       Gain on sale of equipment                                  (61,178)
       Deferred income taxes                                       34,672
       Increase in
         Accounts receivable                                       (8,882)
         Prepaid expenses                                          (3,403)
       Increase (decrease) in
         Accounts payable and accrued liabilities                 (87,067)
         Income taxes payable                                         516
                                                                __________
           Net cash provided by operating activities               98,650

Cash flows from investing activities
   Acquisitions of property and equipment                         (92,840)
   Proceeds from sale of equipment                                 93,677
                                                                __________
           Net cash provided by investing activities                  837

Cash flows from financing activities
   Payments on long-term obligations                              (74,000)
                                                                __________
           NET INCREASE IN CASH AND
               CASH EQUIVALENTS                                    25,487

Cash and cash equivalents at beginning of year                     25,926
                                                                __________
Cash and cash equivalents at end of year                         $ 51,413
                                                                ==========

Supplemental Disclosures of Cash Flow Information

Cash paid for interest                                           $ 13,910
                                                                ==========
Cash paid for income taxes                                       $      -
                                                                ==========








  The accompanying notes are an integral part of this statement

                       NOTES TO FINANCIAL STATEMENTS

                               June 30, 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES

   Dwight Trucking, Inc. (the Company) is a California corporation engaged primarily in the transportation of hazardous waste. The Company grants credit to customers, which are primarily located in California and Utah, on an unsecured basis.

   A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

   1.  Cash Equivalents

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   2.  Property and Equipment

   Depreciation of transportation and other equipment is computed using accelerated methods over the estimated useful lives of the respective assets, which range from five to seven years.
Leasehold improvements are depreciated on the straight-line method over 31 years.

   Expenditures for repairs and maintenance are charged to expense when incurred, whereas major betterments are capitalized.

   3.  Income Taxes

   Deferred taxes are provided on temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years. Deferred income tax assets or liabilities are determined by applying the presently enacted tax rates and laws. A valuation allowance is provided on deferred tax assets when it is more likely than not that all or a portion of the deferred tax assets will not be realized.

                               June 30, 1995


NOTE B - LONG-TERM OBLIGATIONS

   Long-term obligations consist of the following:

     Note payable, due in monthly installments of $1,000,
     plus interest at 1% over the lender's prime rate (10%
     at June 30, 1995), and due September 1, 1995; collat-
     eralized by a tractor                                        $  2,000

     Note payable, due in monthly installments of $1,000,
     plus interest at 1% over the lender's prime rate (10%
     at June 30, 1995), and due November 1, 1998; collater-
     alized by a tractor                                            40,000

     Note payable, due in monthly installments of $1,000,
     plus interest at 1% over the lender's prime rate (10%
     at June 30, 1995), and due April 1, 1996; collateralized
     by a tractor                                                    9,000
                                                                  ________
                                                                    51,000
       Less current maturities                                      23,000
                                                                  ________
                                                                  $ 28,000
                                                                  ========

   At June 30, 1995, the aggregate yearly maturities due on long-term obligations are as follows:

             Year ending June 30
               1996               $ 23,000
               1997                 12,000
               1998                 12,000
               1999                  4,000
                                  ________

                                  $ 51,000
                                  ========

                               June 30, 1995


NOTE C - INCOME TAXES

   The components of income tax expense for the year ended
June 30, 1995 were as follows:

     Current
       Federal                                                   $  2,306
       State                                                        3,156
                                                                  ________
                                                                    5,462
     Deferred                                                      34,672
                                                                  ________

                                                                 $ 40,134
                                                                 =========

   Net deferred income tax assets and liabilities were comprised of the following at June 30, 1995:

      Deferred tax assets
       Accrual basis expenses expensed on cash basis
         for tax purposes                                        $  4,409
       Valuation allowance                                              -
     Deferred tax liabilities
       Prepaid expenses expensed for tax purposes                  (7,671)
       Accounts receivable recognized on a cash basis
         for tax purposes                                         (81,673)
       Depreciation                                                (8,402)
                                                                 _________
     Net deferred income tax liability                           $(93,337)
                                                                 =========
     Changes in valuation allowance for the year                 $      -
                                                                 =========

   The following summary reconciles income tax expense at the federal statutory tax rate with the actual income tax expense:

     Income taxes at statutory rate                              $ 51,743
     Increase (decrease) in taxes resulting from
       State taxes                                                 16,427
       Effect of graduated rates                                  (29,059)
       Other                                                        1,023
                                                                 _________
               Total taxes on income                             $ 40,134
                                                                 =========

                               June 30, 1995


NOTE D - TRANSACTION WITH RELATED PARTY

   The Company leases certain real property used in its operations from Dale Dwight, a related party. Monthly lease payments for the year ended June 30, 1995 were $3,000 and total rent under this lease amounted to $36,000 for the year ended June 30, 1995. The lease, as revised effective July 1, 1995, will expire June 30, 2000 and requires a monthly rent of $2,900. The lease also provides for a five-year renewal option with payments during this extended period to be adjusted for certain price indices.

   Future minimum lease payments for each of the next five fiscal years will be $34,800.

   The Company leases certain trucks and equipment from the same related party for $3,400 per month. The lease expired May 31, 1993 and is renewable on a yearly basis. Total equipment rent paid to Dale Dwight for the fiscal year ended June 30, 1995 amounted to $40,800.

NOTE E - SUBSEQUENT EVENT

   On August 17, 1995, all the issued and outstanding common stock of the Company was sold to Environmental Transportation
Services, Inc., resulting in a change of control.

                      Unaudited Pro-Forma Consolidated
                           Financial Information


                      AMETECH, Inc. and Subsidiaries
                                    and
                           Dwight Trucking, Inc.



The following unaudited pro-forma consolidated balance sheet as of June 30, 1995 and pro-forma statements of operations for the year ended December 31, 1994, and the six months ended June 30, 1995, give effect to the acquisition of all of the outstanding capital stock of Dwight Trucking, Inc. ("Dwight") by the company's wholly owned transportation subsidiary, Environmental Transportation Services, Inc.("ETS").

The acquisition of Dwight has been accounted for as a purchase under generally accepted accounting principles. As a result, the Company has allocated the total cost of the acquisition to the acquired assets and assumed liabilities, based on their relative fair values and will include the results of operations of Dwight in the Company's consolidated financial statements from the effective date.

The pro-forma consolidated financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The pro-forma calculations presented are for comparative purposes only. The pro-forma statements are based upon the financial statements of the Company and Dwight and should be read in conjunction with those financial statements and related notes.

                       AMETECH, INC. AND SUBSIDIARIES
                          AND DWIGHT TRUCKING, INC.
               PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                JUNE 30, 1995

                                  HISTORICAL           PRO-FORMA
                             __________________    _____________________
                             AMETECH     DWIGHT    ADJUSTMENTS  COMBINED
                             _________ ________    ___________  _________
                            (Unaudited)                  (Unaudited)
               ASSETS
               ______
CURRENT ASSETS:
 Cash and cash equivalents  $    1,000 $ 52,000 $ 109,000 (1) $  162,000
 Accounts receivable         3,543,000  336,000  (281,000)(1)  3,598,000
 Prepaid expenses and other    869,000  35,000    (14,000)(1)    890,000
                              _________ ________               _________

    Total Current Assets      4,413,000  423,000               4,650,000
                              _________  _______               _________

PROPERTY AND EQUIPMENT,
 At cost, net of
 Accumulated depreciation    10,734,000  384,000  509,000 (1) 11,627,000
                             __________  _______              __________

OTHER ASSETS, net of
 accumulated amortization       185,000        0  263,000 (1)    448,000
                             __________  _______               _________

                            $15,332,000 $807,000             $16,725,000
                            =========== ========             ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ____________________________________

CURRENT LIABILITIES:
 Accounts payable and
  accrued liabilities       $ 1,748,000 $104,000 $129,000(1) $ 1,981,000
 Current maturities of
  long-term obligations      2,770,000    23,000  267,000(1)   3,060,000
                            ___________ ________   ________   __________
  Total Current Liabilities  4,518,000   127,000               5,041,600
                            ___________ ________              __________

DEFERRED INCOME TAXES          960,000     8,000  204,000(1)   1,172,000
                            ___________ ________               __________

LONG-TERM OBLIGATIONS,
 net of current maturities    4,488,000   28,000  630,400(1)   5,146,000
                            ___________  _______              __________

STOCKHOLDERS' EQUITY:        5,366,000  644,000  (644,000)(1)  5,366,000
                            ___________  _______              __________

                           $15,332,000  $807,000             $16,725,000
                            =========== ========              ===========

 See accompanying footnotes to unaudited pro-forma financial statements

                        AMETECH, INC. AND SUBSIDIARIES
                           AND DWIGHT TRUCKING, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994


                             HISTORICAL              PRO-FORMA
                         __________________    _____________________
                         AMETECH     DWIGHT    ADJUSTMENTS  COMBINED
                          1994        1994
                         _________    ________  ___________ _________
                                    (Unaudited)     (Unaudited)
REVENUES                $14,945,000 $1,938,000              $16,883,000

COSTS AND EXPENSES       14,792,000  1,900,000    18,000 (2) 16,841,000
                          __________  _________   21,000 (3) ___________
                                                 110,000 (4)


EARNINGS BEFORE INCOME
   TAX EXPENSE               153,000    38,000                   42,000
                         ____________ __________              ___________

INCOME TAX EXPENSE            73,000     1,000  (44,000)(5)      30,000
                         ____________ __________              ___________

NET EARNINGS             $    80,000 $  37,000                $   12,000
                         ============ ==========              ===========

EARNINGS PER COMMON
  SHARE:
    Earnings per common
     share                     $0.01                                $0.00
                         ============                         ===========
    Weighted average
     shares outstanding   13,655,901                           13,655,901
                         ============                         ===========












 See accompanying footnotes to unaudited pro-forma financial statements
                                      P-3

                        AMETECH, INC. AND SUBSIDIARIES
                           AND DWIGHT TRUCKING, INC.
         PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1995
                                  (Unaudited)

                               HISTORICAL              PRO-FORMA
                           __________________    _____________________
                           AMETECH     DWIGHT    ADJUSTMENTS  COMBINED
                           _________    ________  ___________ _________

REVENUES                 $ 8,297,000  $ 954,000               $9,251,000
                          ___________  _________              ___________

COSTS AND EXPENSES          8,178,000    887,000     9,000 (2)  9,118,000
                          __________  _________      9,000 (3)___________
                                                   (46,000)(4)

EARNINGS BEFORE INCOME
   TAX EXPENSE                119,000     67,000                  133,000
                         ____________ __________

INCOME TAX EXPENSE             49,000     40,000   (14,000)(5)     75,000
                         ____________ __________              ___________

NET EARNINGS             $     70,000 $   27,000               $   58,000
                         ============ ==========              ===========

EARNINGS PER COMMON
  SHARE:
    Earnings per common
     share                     $0.01                                $0.00
                         ============                         ===========
    Weighted average
     shares outstanding   13,719,727                           13,719,727
                         ============                         ===========











 See accompanying footnotes to unaudited pro-forma financial statements
                                      P-4

(1) To reflect the purchase of all the outstanding stock of Dwight and to allocate the Purchase Price to the acquired assets of Dwight based on their relative estimated fair value. At the Closing Date the Company paid approximately $1,217,000 of the Purchase Price, with approximately $161,000 being from cash held by Dwight, $233,000 from working capital and the balance through borrowings under the Company's equipment line of credit. Approximately $55,000 of the Purchase Price, being an amount equal to the Receivables, is to be paid in installments on or before the fifth business day of each month following the Closing Date.

(2) To reflect the amortization of good will over fifteen (15) years.

(3) To reflect the change in depreciation expense due to the allocation of the purchase price to the acquired assets based on their relative estimated fair values.

(4) To reflect increased interest costs due to debt used to fund the acquisition.

(5)  To reflect tax effect of increased interest costs.
















                                    P-5